AMENDMENT NO. 2

TO THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

SHORT-TERM INVESTMENTS TRUST

This Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (the “Trust”) amends, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 28, 2024, the Trust desires to amend the Agreement to remove Invesco Liquid Assets Portfolio and Invesco STIC Prime Portfolio;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 7/2/2025.

By:	/s/ Melanie Ringold
Names:	Melanie Ringold
Title:	Secretary, Senior Vice President and Chief Legal Officer

“EXHIBIT 1

SCHEDULE A

SHORT-TERM INVESTMENTS TRUST

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Government & Agency Portfolio	Cash Management Class
CAVU Securities Class
Corporate Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class

Invesco Treasury Obligations Portfolio	Cash Management Class
CAVU Securities Class
Corporate Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class

Invesco Treasury Portfolio	Cash Management Class
CAVU Securities Class
Corporate Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class